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                                                                    Exhibit 10.9


                                   AGREEMENT

       This Agreement is dated as of May 25, 2001, among William A. Wilkerson ("Wilkerson"), Val Antrim and Rosemary Antrim (collectively, "Antrim"), South Pacific Wholesale Printers, Inc., a Hawaii corporation ("SPWP"), and Business Cards Tomorrow, Inc., a Florida corporation ("BCT").

       WHEREAS, Wilkerson and Antrim each own 50% of the common stock of SPWP (the "SPWP Stock"), and SPWP owns and operates BCT's franchised plant #3045, based in Honolulu, Hawaii (the "Hawaii Plant"), pursuant to the franchise agreement dated as of February 28, 1996, among Wilkerson, Antrim and BCT.

       WHEREAS, as of this date, SPWP, Wilkerson and Antrim owe an aggregate of $1,313,730.03 (the "Debt") to BCT as follows:

       1. $320,240.95 principal plus $120,481.76 accrued interest, for an aggregate of $440,722.71 pursuant to the $325,000 promissory note issued by Antrim and Wilkerson to BCT on February 8, 1996, in connection with their acquisition of the Hawaii Plant.

       2. $100,560.04 principal plus $37,832.91 accrued interest, for a total of $138,392.95, pursuant to the $108,008.51 promissory note issued by Antrim and Wilkerson to BCT as of March 11, 1996, in connection with their acquisition of the Hawaii Plant.

       3. $20,000.00 principal plus $7,410.99 accrued interest, for a total of $27,410.99, pursuant to the $20,000 promissory note dated September 13, 1996, issued by Antrim and Wilkerson to BCT.

       4. $25,000.00 principal plus $9,115.39 accrued interest, for a total of $34,115.89, pursuant to the $25,000 promissory note dated October 10, 1996, issued by Antrim and Wilkerson to BCT.

       5. $20,000.00 principal plus $7,019.78 accrued interest, for a total of $27,019.78, pursuant to the $20,000 promissory note dated December 12, 1996, issued by Antrim and Wilkerson to BCT.

       6. $131,137.12 for accrued royalties.

       7. $321,553.36 for purchases of paper and other inventory.

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       8. $167,377.23 for advances to Antrim and Wilkerson.

       9. $26,000.00 for other advances to SPWP.

       WHEREAS, Antrim wishes to sell his interest in SPWP to BCT, and BCT wishes to purchase same and Wilkerson is willing to consent to same, pursuant to the terms and conditions of this Agreement.

       NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that the foregoing recitals are true and correct and further agree as follows:

       1. Antrim hereby sells, assigns, conveys and delivers to BCT the 500 shares of SPWP common stock owned by Antrim (the "Antrim Stock"), free and clear of all liens, claims and encumbrances. Immediately upon the execution of this Agreement, Antrim shall deliver to BCT a certificate for the Antrim Stock duly endorsed to BCT.

       2. In consideration of the transfer of the Antrim Stock to BCT, BCT hereby waives its right to collect accrued interest on the Debt and its right to collect 50% of the principal amount of the Debt. Further, immediately upon the execution of this Agreement, BCT shall execute and deliver to Antrim a general release in the form attached hereto as Exhibit "A," and Antrim shall execute and deliver to BCT a general release in the form attached as Exhibit "B."

       3. Wilkerson shall remain liable for the $566,000 principal balance of the Debt to BCT relating to the Hawaii Plant. The remaining Debt shall be evidenced by a $566,000 promissory note to be executed by Wilkerson immediately upon the execution of this Agreement in the form attached as Exhibit "C," providing for monthly payments of $____________, including principal and interest, for five years at an interest rate of 8 %; provided, however, that payments on the Note prior to maturity shall be due only to the extent of Wilkerson's 50% share of the net cash flow of SPWP (the "Renewal Note"). The Renewal Note shall be due and payable in full on May 25, 2006. All of the promissory notes described on page 1 of this Agreement shall be cancelled immediately upon the execution of this Agreement.

       4. BCT agrees to replace Antrim and be fully bound by the terms and conditions of the Stock Subscription and Shareholders Agreement dated as of February 23, 1996, among Antrim, Wilkerson and SPWP.

       5. SPWP shall be managed by a two-member board of directors --- BCT's designee and Wilkerson --- and by officers duly elected by the board of directors.

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       6. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

                            BUSINESS CARDS TOMORROW, INC.

                            By:_____________________________


                            SOUTH PACIFIC WHOLESALE PRINTERS, INC.



                            By:______________________________



                            _________________________________
                            William A. Wilkerson



                            _________________________________
                            Val Antrim



                            ________________________________
                            Rosemary Antrim